UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

SOTHEBY’S

(Name of the Registrant as Specified in its Charter)

THIRD POINT LLC

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT REINSURANCE CO. LTD.

LYXOR/THIRD POINT FUND LIMITED

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

DANIEL S. LOEB

HARRY J. WILSON

OLIVIER REZA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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FOR IMMEDIATE RELEASE

THIRD POINT LLC (NYSE: TPRE; LSE: TPOU LN) RESPONDS TO SOTHEBY’S

NEW YORK, NEW YORK, February 27, 2014 - Today, Sotheby’s shared its conclusion that Daniel S. Loeb would be an appropriate member of the Company’s Board of Directors. The Company also constructively acknowledged Mr. Loeb’s contributions to improving Sotheby’s condition over the past six months and the positive impact his insights have had on increasing value for shareholders.

Third Point shares Sotheby’s belief that having Mr. Loeb on its Board would benefit the Company and its owners. In addition to Mr. Loeb, we have also nominated two other Directors who are qualified experts in areas where the Board currently lacks much-needed depth.

Based on Third Point’s experience, a sole voice representing shareholders’ interests in the Boardroom will not be sufficient to bring about necessary change at Sotheby’s. For that reason, Third Point has consistently adhered to its request for numerous board seats. The Company was always well aware of Third Point’s insistence on multiple seats, and so its offer of a single seat was not, in our opinion, a serious attempt to forge a settlement that would avoid a proxy contest.

As Sotheby’s acknowledged today, incorporating and listening to new ideas from its owners has increased shareholder value over the past six months. With that conclusion in mind, we look forward to continuing to work constructively with Sotheby’s towards a newly reconstituted Board.

About Third Point LLC

Third Point LLC is an SEC-registered investment adviser headquartered in New York, managing $14.0 billion in assets. Founded in 1995, Third Point follows an event-driven approach to investing globally.

Important Information

In connection with its solicitation of proxies for the 2014 annual meeting of Sotheby’s, Third Point and certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (“SEC”). Third Point will furnish the definitive proxy statement to Sotheby’s stockholders, together with a WHITE proxy card. THIRD POINT STRONGLY ADVISES ALL SOTHEBY’S STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

The following persons are anticipated to be, or may be deemed to be, participants in the solicitation of Sotheby’s stockholders: Third Point LLC, Daniel S. Loeb, Third Point Offshore

Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Reinsurance Co. Ltd., Lyxor/Third Point Fund Limited, Third Point Advisors LLC, Third Point Advisors II LLC, Harry J. Wilson and Olivier Reza. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the solicitation materials filed with the SEC under cover of Schedule 14A on February 27, 2014 and available at no charge on the SEC’s website at http:www.sec.gov.

Media Contact

Third Point LLC

Elissa Doyle, Managing Director

212.715.4907

edoyle@thirdpoint.com